Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2019 RESULTS

Second-Quarter 2019 Highlights

–	Same-Store Revenues, Adjusted EBITDAR and Margins Improve in All Segments
–	Newly Acquired Properties Produce Strong Adjusted EBITDAR, Margin Growth
–	Las Vegas Locals Posts Highest Second-Quarter Adjusted EBITDAR Since 2005
–	Midwest & South Achieves 5th Straight Quarter of Same-Store Adjusted EBITDAR Gains

LAS VEGAS - JULY 30, 2019 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2019.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “During the second quarter, our Company made continued progress executing against our strategic growth initiatives.  Despite a few isolated challenges, we delivered revenue, Adjusted EBITDAR and operating margin growth in every segment of our business, as our operating teams identified and drove profitable revenue growth and enhanced efficiencies.  We achieved strong growth at our newly acquired properties, significantly improving upon their solid standalone performances last year. And through ongoing marketing and operational initiatives, we are successfully growing visitation and expanding our customer base across the country.  In all we are pleased with our progress, and remain confident we are well-positioned to capitalize on future growth opportunities.”

Boyd Gaming reported second-quarter revenues of $846.1 million, up 37.2% from $616.8 million in the second quarter of 2018. The Company reported net income of $48.5 million, or $0.43 per share, for the second quarter of 2019, compared to $38.9 million, or $0.34 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $232.6 million in the second quarter of 2019, rising 42.3% from $163.4 million in the second quarter of 2018. Adjusted Earnings(1) for the second quarter of 2019 were $52.5 million, or $0.46 per share, compared to Adjusted Earnings of $44.0 million, or $0.38 per share, for the same period in 2018.

Results for the second quarter of 2019 include $228.5 million in revenues and $66.8 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; Valley Forge Casino Resort, acquired by the Company on September 17, 2018; and Lattner Entertainment, acquired on June 1, 2018.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals

In the Las Vegas Locals segment, second-quarter 2019 revenues were $220.9 million, up from $220.0 million in the year-ago quarter. Second-quarter 2019 Adjusted EBITDAR was $71.4 million, up from $70.2 million in the second quarter of 2018.

The Las Vegas Locals segment recorded its highest second-quarter Adjusted EBITDAR in 14 years.  Despite challenging year-over-year comparisons and lower hold at The Orleans, the segment achieved continued growth in revenues, Adjusted EBITDAR and operating margins.  Adjusted EBITDAR grew at every major property in the segment during the quarter, excluding The Orleans.

Downtown Las Vegas

In the Downtown Las Vegas segment, revenues were $64.5 million in the second quarter of 2019, up from $61.2 million in the year-ago period.  Adjusted EBITDAR was a second-quarter record of $15.9 million in the current year, an increase of 17.4% from $13.5 million in the second quarter of 2018.

All three Downtown Las Vegas properties set Adjusted EBITDAR records for the second quarter.  Segment results reflect strong gains in Hawaiian visitation and unrated play, as well as continued growth throughout the market.

Midwest & South

In the Midwest & South segment, revenues were $560.7 million, up from $335.6 million in the second quarter of 2018.  Adjusted EBITDAR was $165.1 million, growing from $98.5 million in the year-ago period. Results for the segment include contributions from the Company’s newly acquired properties.

On a same-store basis, the Midwest & South segment posted its fifth consecutive quarter of improved revenues, Adjusted EBITDAR and operating margins, with Adjusted EBITDAR gains at a majority of the Company’s same-store regional properties. On a combined basis, the Company’s newly acquired properties delivered revenue growth and strong Adjusted EBITDAR and margin increases over their standalone results in the prior year.

Balance Sheet Statistics

As of June 30, 2019, Boyd Gaming had cash on hand of $239.4 million, and total debt of $3.95 billion.

Full-Year 2019 Guidance

For the full year 2019, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDAR of $885 million to $910 million.

Conference Call Information

Boyd Gaming will host a conference call to discuss second-quarter 2019 results today, July 30, at 5:00 p.m. Eastern.  The conference call number is (888) 317-6003, passcode 9922523.  Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/31069.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, July 30, beginning at 7:00 p.m. Eastern and continuing through Tuesday, August 6, at 11:59 p.m. Eastern. The conference number for the replay will be 10133426. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2019 (a)	2018	2019 (a)	2018
Revenues
Gaming	$633,659	$447,788	$1,253,912	$888,251
Food & beverage	112,047	87,601	223,137	173,000
Room	61,097	49,434	118,341	97,346
Other	39,329	31,970	78,030	64,314
Total revenues	846,132	616,793	1,673,420	1,222,911
Operating costs and expenses
Gaming	282,593	193,991	559,209	383,026
Food & beverage	103,477	81,619	205,628	164,309
Room	27,799	21,654	54,681	42,587
Other	24,748	21,645	48,628	42,450
Selling, general and administrative	116,701	88,041	232,112	175,624
Master lease rent expense (b)	24,431	—	48,393	—
Maintenance and utilities	39,707	28,673	77,807	56,599
Depreciation and amortization	68,051	53,923	135,304	105,199
Corporate expense	26,913	24,063	58,090	49,920
Project development, preopening and writedowns	4,915	5,801	8,946	9,241
Impairment of assets	—	993	—	993
Other operating items, net	105	132	304	1,931
Total operating costs and expenses	719,440	520,535	1,429,102	1,031,879
Operating income	126,692	96,258	244,318	191,032
Other expense (income)
Interest income	(816)	(522)	(922)	(979)
Interest expense, net of amounts capitalized	61,233	44,959	122,563	89,218
Loss on early extinguishments and modifications of debt	508	—	508	61
Other, net	(455)	(24)	(340)	(404)
Total other expense, net	60,470	44,413	121,809	87,896
Income before income taxes	66,222	51,845	122,509	103,136
Income tax provision	(17,738)	(13,247)	(28,574)	(23,139)
Income from continuing operations, net of tax	48,484	38,598	93,935	79,997
Income from discontinued operations, net of tax	—	347	—	347
Net income	$48,484	$38,945	$93,935	$80,344

Basic net income per common share
Continuing Operations	$0.43	$0.34	$0.83	$0.70
Discontinued Operations	—	—	—	—
Basic net income per common share	$0.43	$0.34	$0.83	$0.70
Weighted average basic shares outstanding	113,318	114,543	113,329	114,459

Diluted net income per common share
Continuing Operations	$0.43	$0.34	$0.83	$0.70
Discontinued Operations	—	—	—	—
Diluted net income per common share	$0.43	$0.34	$0.83	$0.70
Weighted average diluted shares outstanding	113,795	115,218	113,832	115,186

__________________________________________

(a) Results for the three and six months ended June 30, 2019 include Lattner Entertainment, acquired on June 1, 2018, Valley Forge Casino Resort, acquired on September 17, 2018, and Ameristar Casino Kansas City, Ameristar Casino St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018 (collectively, the “Acquired Businesses”). See Boyd Gaming’s Form 10-K for the period ended December 31, 2018, for further information regarding the Acquired Businesses.

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019 (a)	2018	2019 (a)	2018
Total Revenues by Reportable Segment
Las Vegas Locals	$220,948	$219,974	$443,798	$442,149
Downtown Las Vegas	64,466	61,202	127,492	121,670
Midwest & South	560,718	335,617	1,102,130	659,092
Total revenues	$846,132	$616,793	$1,673,420	$1,222,911

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$71,449	$70,248	$145,683	$141,278
Downtown Las Vegas	15,902	13,543	30,927	26,761
Midwest & South	165,064	98,510	321,535	192,756
Property Adjusted EBITDAR	252,415	182,301	498,145	360,795
Corporate expense, net of share-based compensation expense (b)	(19,819)	(18,878)	(42,524)	(36,900)
Adjusted EBITDAR	232,596	163,423	455,621	323,895
Master lease rent expense (c)	(24,431)	—	(48,393)	—
Adjusted EBITDA	208,165	163,423	407,228	323,895

Other operating costs and expenses
Deferred rent	244	294	489	550
Depreciation and amortization	68,051	53,923	135,304	105,199
Share-based compensation expense	8,158	6,022	17,867	14,949
Project development, preopening and writedowns	4,915	5,801	8,946	9,241
Impairment of assets	—	993	—	993
Other operating items, net	105	132	304	1,931
Total other operating costs and expenses	81,473	67,165	162,910	132,863
Operating income	126,692	96,258	244,318	191,032
Other expense (income)
Interest income	(816)	(522)	(922)	(979)
Interest expense, net of amounts capitalized	61,233	44,959	122,563	89,218
Loss on early extinguishments and modifications of debt	508	—	508	61
Other, net	(455)	(24)	(340)	(404)
Total other expense, net	60,470	44,413	121,809	87,896
Income before income taxes	66,222	51,845	122,509	103,136
Income tax provision	(17,738)	(13,247)	(28,574)	(23,139)
Income from continuing operations, net of tax	48,484	38,598	93,935	79,997
Income from discontinued operations, net of tax	—	347	—	347
Net income	$48,484	$38,945	$93,935	$80,344

__________________________________________

(a) Results for the three and six months ended June 30, 2019 include the Acquired Businesses, which are included in the Midwest & South segment.

(b) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Corporate expense as reported on Condensed Consolidated Statements of Operations	$26,913	$24,063	$58,090	$49,920
Corporate share-based compensation expense	(7,094)	(5,185)	(15,566)	(13,020)
Corporate expense, net, as reported on the above table	$19,819	$18,878	$42,524	$36,900

(c) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2019 (a)	2018	2019 (a)	2018
Net income	$48,484	$38,945	$93,935	$80,344
Less: income from discontinued operations, net of tax	—	(347)	—	(347)
Income from continuing operations, net of tax	48,484	38,598	93,935	79,997

Pretax adjustments:
Project development, preopening and writedowns	4,915	5,801	8,946	9,241
Impairment of assets	—	993	—	993
Other operating items, net	105	132	304	1,931
Loss on early extinguishments and modifications of debt	508	—	508	61
Other, net	(455)	(24)	(340)	(404)
Total adjustments	5,073	6,902	9,418	11,822

Income tax effect for above adjustments	(1,057)	(1,467)	(1,990)	(2,574)
Adjusted earnings	$52,500	$44,033	$101,363	$89,245

Net income per share, diluted	$0.43	$0.34	$0.83	$0.70
Less: income from discontinued operations per share	—	—	—	—
Income from continuing operations per share	0.43	0.34	0.83	0.70
Pretax adjustments:
Project development, preopening and writedowns	0.04	0.05	0.08	0.08
Impairment of assets	—	—	—	—
Other operating items, net	—	—	—	0.01
Loss on early extinguishments and modifications of debt	—	—	—	—
Other, net	—	—	—	—
Total adjustments	0.04	0.05	0.08	0.09

Income tax effect for above adjustments	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted earnings per share, diluted	$0.46	$0.38	$0.89	$0.77

Weighted average diluted shares outstanding	113,795	115,218	113,832	115,186

__________________________________________

(a) Results for the three and six months ended June 30, 2019 include the Acquired Businesses.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.  We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company's continued progress executing against its strategic growth initiatives, that the Company is successfully growing visitation and expanding its customer base across the country, that the Company is well-positioned to capitalize on future growth opportunities, and all of the statements under the heading "Full-Year 2019 Guidance." Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, 815 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.